                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                                       State of Incorporation
Name                                                      or Organization
----                                                     -----------------

Airtech International Corporation                             Texas
Airsopure, Inc.                                               Texas
Airsopure International Group, Inc.                           Nevada
McClesky Sales and Service, Inc. *                            Texas
Airsopure 999, L. P.                                          Texas
Watersopure, Inc. *                                           Texas



         * Dormant Corporation